                                                                      EXHIBIT 21

SUBSIDIARIES OF CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

Name of Subsidiary                                          Jurisdiction of Incorporation
------------------                                          -----------------------------
Cambridge Technology Partners International, Inc.                      Delaware

Cambridge Technology Partners (Latin America), Inc.                    Delaware

Cambridge Technology Partners (Mexico), S.A. de C.V.                   Mexico

CTP Services, S.A. de C.V.                                             Mexico

Cambridge Technology Partners (Venezuela) C.A.                         Venezuela

Cambridge Technology Partners de Brazil S/C LTDA                       Brazil

Cambridge Technology Partners Ltd.                                     Ontario

Cambridge Technology Partners (Switzerland) S.A.                       Switzerland

Cambridge Technology Partners (Asia), Inc.                             Delaware

Cambridge Technology Partners Pty. Ltd.                                Australia

Cambridge Technology Partners India Private Limited                    India

Cambridge Technology Partners Limited                                  Japan

Cambridge Technology Partners (Europe), Inc.                           Delaware

Cambridge Technology Partners (Netherlands), B.V.                      Netherlands

Cambridge Technology Partners (UK), Inc.                               Delaware

Cambridge Technology Partners (UK), Ltd.                               United Kingdom

Cambridge Technology Partners Ireland Ltd.                             Ireland

Peter Chadwick Holdings Limited                                        United Kingdom

Cambridge Technology Partners (Benelux) B.V.                           Netherlands

Cambridge PCHL L.L.C.                                                  Delaware

Cambridge Technology Partners Cambridge
     Management Consulting, Inc.                                       California

Cambridge Technology Partners-Enterprise
     Resources Solutions, Inc.                                   California

Cambridge Technology Partners Securities Corporation             Massachusetts

Excell Data Corporation                                          Washington

Cambridge Technology Capital
     Management, Inc.                                            Delaware

Cambridge Technology CGP, Inc.                                   Delaware